Exhibit 10.3
Caribou Coffee Company, Inc.
c/o Arcapita Inc.
75 Fourteenth Street, 24th Floor
Atlanta, GA 30309
September 9, 2008
Timothy J. Hennessy
7553 Black Oaks Lane N.
Maple Grove, MN 55311
Dear Mr. Hennessy:
     This letter agreement sets forth your agreement to invest in shares of Caribou Coffee Company, Inc. (“Caribou”), common stock, par value $0.01 per share (“Common Stock”). You hereby agree to purchase (in the open market) shares of Common Stock with an aggregate purchase price of at least $66,000 with such purchase(s) to be made at the market price no later than the end of the first trading window of at least ten (10) days occurring in calendar year 2009, subject to approval by Caribou’s general counsel applying standard Caribou policies and procedures. As soon as practical after you have completed your purchase of the required amount of Common Stock, Caribou will grant you shares of restricted stock under Caribou’s 2005 Equity Incentive Plan in an amount equal to the same number of shares of Common Stock that you purchase during these window trading periods, up to a maximum of 100,000 shares of restricted stock. This restricted stock shall be subject to a four year (25% per year) vesting schedule and such other terms and conditions as set forth by Caribou in the restricted stock certificate. In addition, on each vesting date for this restricted stock you will certify to Caribou in writing that you own a number of shares of Common Stock acquired by you in open market purchases that is at least equal to the number of shares in the restricted stock grant described in this letter. Any failure to make such certification or to own the required number of shares of Common Stock will subject you to forfeiture of the restricted stock as further described in the restricted stock certificate.
     If this letter agreement correctly reflects the terms agreed by you and Caribou, please sign a copy of this letter agreement in the space provided below and return it to my attention at the address above.

Yours sincerely, CARIBOU COFFEE COMPANY, INC.
By:
	Name:	Michael Tattersfield
	Title:	President & Chief Executive Officer

Agreed and acknowledged as of
the date first written above

Timothy J. Hennessy